Exhibit 21.1
           Broadcast International, Inc. & Subsidiaries
                           Subsidiaries




Subsidiaries                       State of Incorporation
-----------------------                   -----------------------
BI Acquisitions, Inc.                     Utah
Interact Devices, Inc.                    California